UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2010

CITADEL BROADCASTING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31740	51-0405729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

(Address of Principal executive offices, including Zip Code)

(702) 804-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on June 3, 2010, Citadel Broadcasting Corporation (the “Company”) emerged from Chapter 11 bankruptcy. As part of the Company’s plan of reorganization, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) approved and authorized the Company’s entry into certain employment agreements with its named executive officers as of June 3, 2010, including but not limited to the employment agreement between the Company and Farid Suleman, President and Chief Executive Officer (the “Employment Agreement”). The Employment Agreement by its terms and conditions required the Company to establish a non-qualified retirement benefit program meeting certain minimum terms and conditions outlined on Exhibit B to the Employment Agreement, a form of which was filed as Exhibit 10.4 to the Company’s Form 8-K filed on June 9, 2010.

On August 19, 2010, the Company’s Compensation Committee adopted, approved and ratified the Citadel Broadcasting Corporation Supplemental Executive Retirement Plan (the “Plan”) for the Plan’s only eligible participant, Farid Suleman, and on August 20, 2010, the Company executed and entered into the Plan which is effective as of June 3, 2010. The Plan provides for a lump sum cash payment to Mr. Suleman upon his attainment of age 65 (the “Normal Retirement Benefit”) or, if sooner, upon his “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”, and such payment, the “Separation Benefit”).

The Normal Retirement Benefit will be equal to the product of (A) Mr. Suleman’s “Vested Percentage” (as defined in the Plan) and (B) an amount equal to the excess of the present value of a single life annuity paying Mr. Suleman four percent (4%) times his “Years of Service,” as defined in the Plan, up to a maximum of 25 years, times Mr. Suleman’s “Final Average Compensation” (as defined in the Plan), up to a maximum of one hundred percent (100%) of Mr. Suleman’s Final Average Compensation, over (x) the present value of any benefits accrued under any other Company-sponsored retirement plan that are attributable to contributions by the Company and its affiliates (other that salary deferral contributions) and (y) the accumulated value of any prior distributions under the Plan.

The Separation Benefit shall be equal to the Normal Retirement Benefit; provided that if Mr. Suleman’s separation from service occurs prior to the date that Mr. Suleman reaches age 65, the benefit payable shall be reduced by four percent (4%) per year for each year (or fraction thereof) prior to his attainment of age 65 that such benefit would be paid.

The foregoing is a description of certain material terms of the Plan. A copy of the Plan is attached hereto as Exhibit 10.1 to this report and is incorporated by reference herein. The description of the Plan above does not purport to be complete and is qualified in its entirety by reference to such exhibit. Unless otherwise indicated, capitalized terms have the meanings given them in the Plan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Citadel Broadcasting Corporation Supplemental Executive Retirement Plan, effective June 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

Date: August 20, 2010

	By:	/S/ JACQUELYN J. ORR
	Name:	Jacquelyn J. Orr
	Title:	General Counsel, Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Citadel Broadcasting Corporation Supplemental Executive Retirement Plan, effective June 3, 2010